EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13G, including amendments thereto without the necessity of filing additional joint filing agreements, with respect to the common stock, $.001 par value per share, of Nexxus Lighting, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby executes this Joint Filing Agreement effective as of the date set forth below.

Dated:	February 13, 2008

BICKNELL FAMILY HOLDING COMPANY, LLC

By:	/s/ Martin C. Bicknell
Martin C. Bicknell, Manager
Dated: February 13, 2008

BICKNELL FAMILY MANAGEMENT COMPANY, LLC

By:	/s/ Martin C. Bicknell
Martin C. Bicknell, Manager
Dated: February 13, 2008

BICKNELL FAMILY MANAGEMENT COMPANY TRUST

By:	/s/ Martin C. Bicknell
Martin C. Bicknell, Co-Trustee
Dated: February 13, 2008

/s/ Martin C. Bicknell
Martin C. Bicknell
Dated: February 13, 2008

*/s/ O. Gene Bicknell
O. Gene Bicknell
Dated: February 13, 2008

MARINER WEALTH ADVISORS, LLC

By:	/s/ Martin C. Bicknell
Martin C. Bicknell, Manager
Dated: February 13, 2008

*By:	/s/ Martin C. Bicknell
Martin C. Bicknell

Attorney-in-Fact (pursuant to a power of attorney filed as Exhibit 99.1 to a Schedule 13G pertaining to the issuer SearchHelp, Inc. and filed with the Securities and Exchange Commission on January 29, 2008)

Dated: February 13, 2008